As filed with the Securities and Exchange Commission on September 28, 2006.

                                                          Registration No. 333-




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C., 20549
                               [GRAPHIC OMITTED]



                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               [GRAPHIC OMITTED]


                           PAR TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
                               [GRAPHIC OMITTED]



           Delaware                                               16-1434688
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                               PAR TECHNOLOGY PARK
                              8383 Seneca Turnpike
                           New Hartford, NY 13413-4991
                    (Address of Principal Executive Offices)

              PAR TECHNOLOGY CORPORATION 2005 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)
                               [GRAPHIC OMITTED]



                               John W. Sammon, Jr.
                  Chairman of the Board, President and Director
                               PAR TECHNOLOGY PARK
                              8383 Seneca Turnpike
                           New Hartford, NY 13413-4991
                                 (315) 738-0600
                     (Name and Address of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
  Title of Each Class of         Amount To Be           Proposed Maximum         Proposed Maximum      Amount of Registration
     Securities To Be            Registered(1)         Offering Price Per       Aggregate Offering               Fee
        Registered                                          Share (2)                Price(2)
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
Common Stock, $.02 par             1,000,000                  $9.20                 $9,200,000                 $984.40
value
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
Total:                             1,000,000                  $9.20                 $9,200,000                 $984.40
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which are issued or become issuable upon exercise of options granted under the 2005 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar change.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rules 457(c), 457(h)(1) and 457(h)(3) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Registrant's Common Stock on September 25, 2006, as reported on the New York Stock Exchange.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 1.  Plan Information.


     The documents containing the information specified in this Item 1 will be sent or given to employees, directors, consultants and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


Item 2.  Registrant Information and Employee Plan Annual Information


     The documents containing the information specified in this Item 2 will be sent or given to employees, directors, consultants and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


Item 3.  Incorporation of Documents by Reference.


     The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
     (2) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2006 and June 30, 2006.
     (3) The Registrant's Current Reports on Form 8-K filed by the Registrant on January 3, February 6 and April 3, 2006.
     (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B filed on August 23, 1993, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange, after the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Any statement in a document all or a portion of which is incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.


     Not applicable.


Item 5. Interests of Named Experts and Counsel.


     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation, as amended, provides that the Registrant shall, to the fullest extent permitted under Delaware General Corporation Law, indemnify all of the Registrant's directors, except in certain circumstances involving wrongful acts, such as (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

     In addition, the Registrant's Bylaws require it to indemnify any of its directors, officers, employees or agents against all expenses and liabilities reasonably incurred by him or her in connection with any legal action in which such person is involved by reason of his or her position with us unless it is determined that he or she did not act in good faith in the reasonable belief that his or her action was in the Registrant's best interest. Such indemnification shall include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon its receipt of the undertaking of the person indemnified to repay such payment if such person shall ultimately be determined not to be entitled to such indemnification. The Registrant's Bylaws require it to maintain, and it does so maintain, an insurance policy insuring its directors and officers against liabilities.

     The Registrant has obtained director and officer liability insurance for the benefit of its directors and officers that insures its directors and officers against certain losses and insures the Registrant against certain of its obligations to indemnify such directors and officers.


Item 7. Exemption from Registration Claimed.


     Not applicable.

Item 8. Exhibits.


Exhibit       Description
--------------------------------------------------------------------------------

3.1  Certificate  of  Incorporation,  as amended,  of the  Registrant  (filed as
     Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and incorporated herein by reference).
--------------------------------------------------------------------------------

3.2 Bylaws of the Registrant, as amended (filed as Exhibit 3.3 to the Company's Registration Statement on Form S-2 (No. 333-04077) and incorporated herein by reference).
--------------------------------------------------------------------------------

4.1  Specimen  certificate for shares of the Registrant's Common Stock (filed as
     Exhibit  4 to  the  Company's  Registration  Statement  on  Form  S-2  (No.
     333-04077)      and      incorporated       herein      by      reference).
--------------------------------------------------------------------------------

4.2  2005 Equity Incentive Plan as amended.
--------------------------------------------------------------------------------

4.3  Form of Stock Option Award Agreement.
--------------------------------------------------------------------------------

4.4  Form of Restricted Stock Award Agreement.
--------------------------------------------------------------------------------

5.1  Opinion of Brown Rudnick Berlack Israels LLP.
--------------------------------------------------------------------------------

23.1 Consent of Brown Rudnick Berlack Israels LLP (contained in Exhibit 5.1).
--------------------------------------------------------------------------------

23.2 Consent of KPMG LLP.
--------------------------------------------------------------------------------

24 Power of Attorney (included as part of the signature page of this Registration Statement).
--------------------------------------------------------------------------------

Item 9. Undertakings.


     (a)  The undersigned Registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


               (ii) to reflect  in the  prospectus  any facts or events  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and


              (iii) to include any  material  information  with  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered that remain unsold at the termination of the offering.


     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Hartford, State of New York, on the 28th day of September, 2006.

                                 PAR TECHNOLOGY CORPORATION


                                 By:    /s/John W. Sammon, Jr.
                                       -------------------------------------
                                       John W. Sammon, Jr.
                                       President, Chief Executive Officer and
                                       Chairman of the Board of Directors

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Ronald J. Casciano and Charles A. Constantino, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.


      Signature                          Title                                                    Date


/s/ John W. Sammon, Jr.            Chairman of the Board and President                      September 27, 2006
-----------------------
John W. Sammon, Jr.                (Principal Executive Officer) and Director

/s/ Charles A. Constantino         Executive Vice President and Director                    September 27, 2006
--------------------------
Charles A. Constantino

/s/ Ronald J. Casciano             Vice President, Chief Financial Officer and Treasurer    September 27, 2006
----------------------             (Principal Financial and Accounting Officer)
Ronald J. Casciano

/s/ Paul D. Nielsen                Director                                                 September 27, 2006
-------------------
Paul D. Nielsen

/s/ Sangwoo Ahn                    Director                                                 September 27, 2006
----------------
Sangwoo Ahn

/s/ James A. Simms                 Director                                                 September 27, 2006
------------------
James A. Simms

/s/ Kevin R. Jost                  Director                                                 September 27, 2006
-----------------
Kevin R. Jost


                           PAR TECHNOLOGY CORPORATION


                                INDEX TO EXHIBITS

--------------------------------------------------------------------------------
Exhibit          Description
--------------------------------------------------------------------------------

3.1  Certificate  of  Incorporation,  as amended,  of the  Registrant  (filed as
     Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and incorporated herein by reference).
--------------------------------------------------------------------------------

3.2 Bylaws of the Registrant, as amended (filed as Exhibit 3.3 to the Company's Registration Statement on Form S-2 (No. 333-04077) and incorporated herein by reference).
--------------------------------------------------------------------------------

4.1  Specimen  certificate for shares of the Registrant's Common Stock (filed as
     Exhibit 4 to the Company's Registration Statement on Form S-2 (No. 333-04077) and incorporated herein by reference).
--------------------------------------------------------------------------------

4.2  2005 Equity Incentive Plan as amended.
--------------------------------------------------------------------------------

4.3  Form of Stock Option Award Agreement.
--------------------------------------------------------------------------------

4.4  Form of Restricted Stock Award Agreement.
--------------------------------------------------------------------------------

5.1  Opinion of Brown Rudnick Berlack Israels LLP.
--------------------------------------------------------------------------------

23.1 Consent of Brown Rudnick Berlack Israels LLP (contained in Exhibit 5.1).
--------------------------------------------------------------------------------

23.2 Consent of KPMG LLP.
--------------------------------------------------------------------------------

24 Power of Attorney (included as part of the signature page of this Registration Statement).
--------------------------------------------------------------------------------

                                                                 EXHIBIT 5.1

September 27, 2006




PAR Technology Corporation
PAR Technology Park
8383 Seneca Turnpike
New Hartford, NY  13413-4991

Ladies and Gentlemen:


     PAR Technology Corporation, a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement relates to shares of Common Stock par value $.02 per share of the Company under the 2005 Equity Incentive Plan of the Company (the "2005 Plan"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

     In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) the Company's Certificate of Incorporation, as amended, and the Company's Bylaws; (2) the 2005 Plan and
(3) certified board and shareholder resolutions of the Company.

     Our opinion is limited to the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company proposed to be issued pursuant to the terms of the 2005 Plan (and the terms of any agreement relating to such issuance), will be upon receipt of the consideration provided for in the 2005 Plan, validly issued, fully paid and nonassessable upon the issuance of such shares in accordance with the terms of the 2005 Plan.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                Very truly yours,


                                /s/ Brown Rudnick Berlack Israels LLP
                                -------------------------------------
                                BROWN RUDNICK BERLACK ISRAELS LLP

                                                                  EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm



The Board of Directors
PAR Technology Corporation:


We consent to the use of our reports dated March 10, 2006, with respect to the consolidated balance sheets of PAR Technology Corporation as of December 31, 2005 and 2004, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated herein by reference.

Our report dated March 10, 2006 on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states PAR Technology Corporation acquired PixelPoint Technologies, Inc. on October 4, 2005, and management excluded from its assessment of the effectiveness of PAR Technology Corporation's internal control over financial reporting as of December 31, 2005, PixelPoint Technologies, Inc.'s internal control over financial reporting associated with total assets, net revenues, and income from continuing operations before provision for income taxes comprising 6.1%, 0.4%, and 1.7% of the consolidated total assets, net revenues, and income from continuing operations before provision for income taxes of PAR Technology Corporation and subsidiaries as of and for the year ended December 31, 2005. Our audit of internal control over financial reporting of PAR Technology Corporation also excluded an evaluation of the internal control over financial reporting of PixelPoint Technologies, Inc.




/s/KPMG LLP
-----------------
KPMG LLP



Syracuse, New York
September 27, 2006